UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

2340 Collins Avenue, Suite 700 Miami Beach, FL	33139
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (305) 695-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 16, 2025, Starwood Property Trust, Inc., a Maryland corporation (the “Company”), entered into a definitive agreement (the “Agreement”) to acquire all of the equity interests of Fundamental Income Properties, LLC (“Fundamental Income Properties”) for a purchase price of approximately $2.2 billion, inclusive of indebtedness. Fundamental Income Properties is a fully integrated net lease real estate operating platform and owned portfolio, which is currently majority owned by Brookfield Asset Management. Fundamental Income Properties’ 28-person team, which will be employed by the Company, possesses capabilities across originations, credit and real estate underwriting, portfolio management and capital markets, and the company executes its acquisitions through relationships with middle market companies and private equity sponsors across a variety of industries. Its portfolio consists of 467 properties, spanning 12 million square feet across 44 states, 56 industries and 92 tenants.

In connection with the acquisition, the Company will assume Fundamental Income Properties’ existing financing facilities totaling $1.3 billion, including $0.9 billion of asset-backed security debt. The Company expects to fund the remainder of the purchase price with a combination of cash on hand and debt and equity capital. The acquisition is expected to close on or about July 23, 2025. Completion of the acquisition is subject to the satisfaction of customary closing conditions, and there can be no assurance that the acquisition will close on the terms anticipated or at all.

Item 2.02.	Results of Operations and Financial Condition.

Preliminary Unaudited Results for the Three Months Ended June 30, 2025

On a preliminary basis, for the three months ended June 30, 2025, the Company expects earnings per diluted share in accordance with generally accepted accounting principles in the United States of America (“GAAP”) to be in the range of $0.36 to $0.38, with Distributable Earnings per diluted share (a non-GAAP financial measure) in the range of $0.42 to $0.44. These results include $44 million, or $0.13 per share, of realized losses related to the sale of the Company’s foreclosed Houston, Texas office building. See below for an important discussion regarding Distributable Earnings, including a reconciliation of estimated GAAP earnings to estimated Distributable Earnings per diluted share.

The Company estimates its book value as of June 30, 2025 was approximately $6.42 billion, or $18.78 to $18.80 per share. Book value and book value per share as of March 31, 2025 were $6.41 billion and $18.87, respectively. The Company estimates its undepreciated book value per share was approximately $19.64 to $19.66 as of June 30, 2025, compared to $19.76 as of March 31, 2025.

During the quarter ended June 30, 2025, the Company invested $3.2 billion across business lines, including $1.9 billion in commercial lending and $0.7 billion in infrastructure lending. Of these new investments, the Company funded $2.5 billion and $258 million under pre-existing loan commitments. Also, during the quarter, the Company foreclosed on two loans that were on nonaccrual and were previously rated 5, the highest risk category in the Company’s internal rating system. One was a $56 million life science property in Boston, Massachusetts and the other an $84 million multifamily property in Windermere, Florida. During the quarter, the Company downgraded two loans with a total carrying value of $137 million from a 3 to a 4 risk rating and upgraded one $137 million loan from a 5 to a 4 rating. There were no new 5 risk rated loans in the quarter.

As of July 15, 2025, the Company had $1.4 billion of liquidity after paying its second quarter dividend, including cash and approved but undrawn capacity on its secured financing agreements.

As previously disclosed, the Company will release its second quarter 2025 financial results on Thursday, August 7, 2025 before the opening of trading on the New York Stock Exchange.

These estimated financial results are preliminary, and final results for the three months ended June 30, 2025 may change. These preliminary results are based upon the Company’s estimates and are subject to completion of the Company’s quarterly financial closing procedures. In addition, these preliminary results have not been reviewed by the Company’s independent registered public accounting firm. This summary of recent results is not a comprehensive statement of the Company’s financial results for the three months ended June 30, 2025.

Non-GAAP Financial Measures

Reconciliation of Estimated GAAP Earnings per Diluted Share to Estimated Distributable Earnings per Diluted Share

The table below reconciles the Company’s estimated range of GAAP earnings per diluted share to the Company’s estimated range of Distributable Earnings per diluted share, for the three months ended June 30, 2025.

	Three months ended June 30, 2025
	Preliminary
	(Unaudited)
Estimated GAAP Earnings per Diluted Share	$0.36	$0.38
Add / (Deduct):
Non-cash items	0.09	0.11
Unrealized (gains)/losses, net	(0.03)	(0.05)
Estimated Distributable Earnings per Diluted Share	$0.42	$0.44

Distributable Earnings is a non-GAAP financial measure. The Company calculates Distributable Earnings as GAAP net income (loss) excluding the following: (i) non-cash equity compensation expense; (ii) the incentive fee due under the Company’s management agreement; (iii) acquisition and investment pursuit costs associated with successful acquisitions; (iv) depreciation and amortization of real estate and associated intangibles; (v) unrealized gains (losses), net of realized gains (losses), as described further below; (vi) other non-cash items; and (vii) to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein (i.e., the Woodstar II Class A units), with each of the above adjusted for any related non-controlling interest. Distributable Earnings may be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors.

As noted in (v) above, the Company excludes unrealized gains and losses from its calculation of Distributable Earnings and includes realized gains and losses. The current expected credit loss (“CECL”) reserve and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to the Company’s existing policy for reporting Distributable Earnings. The Company expects to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosed or other property, when the underlying asset is sold. Non-recoverability may also be determined if, in the Company’s determination, it is nearly certain the carrying amounts will not be collected or realized upon sale. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the Distributable Earnings basis of the asset, and is reflective of the Company’s economic experience as it relates to the ultimate realization of the asset. The timing of any such loss realization in Distributable Earnings may differ materially from the timing of the corresponding CECL reserves, charge-offs or impairments in the Company’s consolidated financial statements prepared in accordance with GAAP.

The Company believes that Distributable Earnings provides meaningful information to consider in addition to its net income (loss) and cash flows from operating activities determined in accordance with GAAP. The Company believes Distributable Earnings is a useful financial metric for existing and potential future holders of the Company’s common stock as historically, over time, Distributable Earnings has been a strong indicator of the Company’s dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its REIT taxable income, subject to certain adjustments, and therefore the Company believes its dividends are one of the principal reasons stockholders may invest in the Company’s common stock. Further, Distributable Earnings helps the Company to evaluate its performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan portfolio and operations, and is a performance metric it considers when declaring its dividends. The Company also uses Distributable Earnings (previously defined as “Core Earnings”) to compute the incentive fee due under its management agreement.

Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of the Company’s GAAP cash flows from operations, a measure of the Company’s liquidity, taxable income, or an indication of funds available for the Company’s cash needs. In addition, the Company’s methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, the Company’s reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

Statements herein which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are developed by combining currently available information with the Company’s beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, satisfaction or waiver of the conditions precedent to the consummation of the contemplated acquisition of Fundamental Income Properties, unanticipated difficulties or expenditures relating to, of the failure to realize the benefits of, the contemplated acquisition, including in terms of the acquisition on the Company’s future performance, completion of pending investments and financings, continued ability to acquire additional investments, competition within the finance and real estate industries, availability of financing, and other risks detailed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as other risks and uncertainties set forth from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will in fact occur. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

The information contained in this Item 2.02 is being “furnished” and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act unless specifically identified as being incorporated by reference therein.

Item 7.01.	Regulation FD Disclosure.

On July 16, 2025, the Company issued a press release announcing its entry into the Agreement and related matters, and its preliminary unaudited results for the three months ended June 30, 2025. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 8.01.	Other Events.

Declaration of Dividend

On July 15, 2025, the Company’s board of directors declared a dividend of $0.48 per share on its shares of common stock for the quarter ending September 30, 2025. The dividend is payable on October 15, 2025 to stockholders of record as of the close of business on September 30, 2025.

Summary of Strategic Benefits of Acquisition of Fundamental Income Properties

The Company expects the acquisition of Fundamental Income Properties, as described above under Item 1.01 of this Current Report on Form 8-K, to provide the following benefits:

•	Attractive Risk Adjusted Returns with Strong Credit Profile: The diversified net lease portfolio provides predictable, long-term cash flows with built-in downside protection, driven by high tenant quality and durable lease structures with contractual rent growth.

•	Attractive Portfolio Characteristics (data as of March 31, 2025):

o	100% occupied
o	Diversified across 92 tenants from 56 industries including food, production and distribution, auto services, retail, restaurants, entertainment, healthcare and education
o	0% credit losses since inception
o	2.2% average annual rent increases, assuming a Consumer Price Index of 2.0% or greater
o	17-year weighted average remaining lease term

•	Highly Scalable Opportunity: The transaction establishes a platform in the large and highly fragmented net lease market, positioning the Company to capitalize on anticipated growth in transaction volume.

•	Enhanced Origination Capabilities: The Fundamental team brings deep relationships with private equity sponsors and middle market businesses, expanding the Company’s access to proprietary credit investment opportunities.

•	Capital Markets Access: The acquisition provides access to specialized asset-backed security financing markets, enabling the Company to leverage its capital markets expertise for efficient, cost-effective financing solutions across its platform.

•	Solidifies Position as Leading Diversified REIT: The acquisition further reinforces the Company’s status as a global real estate leader with enhanced capital deployment capabilities across multiple asset classes and a history of delivering attractive risk-adjusted returns through various market cycles. On a pro forma basis, after giving effect to the acquisition, the carrying value of the Company’s net lease assets will comprise 7% of the total carrying value of its assets as of June 30, 2025 of $29.7 billion.

Risks Related to the Company’s Pending Acquisition of Fundamental Income Properties

In addition to the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 under Item 1A. Risk Factors, please see the risk factors below regarding the pending acquisition of Fundamental Income Properties.

Failure to complete the acquisition could negatively impact the Company’s stock price and future business and financial results.

As described above under Item 1.01 of this Current Report on Form 8-K, on July 16, 2025, the Company entered into the Agreement to acquire all of the equity interests of Fundamental Income Properties for a purchase price of approximately $2.2 billion. The acquisition is expected to close on or about July 23, 2025. Completion of the acquisition is subject to the satisfaction of customary closing conditions, and there can be no assurance that the acquisition will close on the terms anticipated or at all. If the acquisition is not completed, the Company may be adversely affected and will be subject to certain risks, including that it will be required to pay certain costs relating to the acquisition, whether or not the acquisition is completed, such as legal and accounting fees; and matters relating to the acquisition may require significant commitments of time and resources by the Company’s management team, which could otherwise have been devoted to other opportunities that may have been beneficial to the Company.

In addition, if the acquisition is not completed, the Company may experience negative reactions from the financial markets. The Company also could be subject in some circumstances to stockholder or other litigation relating to the failure to complete the acquisition, as well as proceedings by the seller to seek specific performance of the Company’s obligations under the Agreement or to recover damages for any breach by the Company of the Agreement.

The Company may not realize all of the anticipated benefits of the acquisition or such benefits may take longer to realize than expected.

The success of the acquisition of Fundamental Income Properties will depend, in part, on the Company’s ability to realize the anticipated benefits from successfully integrating the business of Fundamental Income Properties with the Company’s business. The combination of this business with the Company’s business may be a complex, costly and time-consuming process, and the Company may be required to devote significant management attention and resources to integrating the business with the Company’s business. The integration process may disrupt the Company’s business and, if implemented ineffectively, could preclude the Company from realizing all of the potential benefits it expects to realize with respect to the acquisition. The Company’s failure to meet the challenges involved in the integration could cause an interruption of, or a loss of momentum in, its business and could harm its results of operations. In addition, the integration may result in material unanticipated problems, expenses, liabilities, loss of business relationships and diversion of management’s attention, and may cause the Company’s stock price to decline. The difficulties of integrating Fundamental Income Properties with the Company’s operations include, among others:

•	the potential diversion of management focus and resources from other strategic opportunities and from operational matters and potential disruption associated with the acquisition;

•	maintaining employee morale and retaining key management and other employees;

•	integrating two business cultures;

•	the possibility of faulty assumptions underlying expectations regarding the integration process;

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations;

•	coordinating geographically separate organizations;

•	unanticipated issues in integrating information technology, communications and other systems;

•	managing tax costs or inefficiencies associated with the integration process;

•	suffering losses if the Company does not experience the anticipated benefits of the transaction; and

•	unforeseen expenses or delays associated with the acquisition.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Starwood Property Trust, Inc. issued July 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2025	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Jeffrey F. DiModica
	Name:	Jeffrey F. DiModica
	Title:	President